PRECIOUS METALS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

June 30, 2008

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.1%

REPURCHASE AGREEMENTS 0.4%

Collateralized by obligations of

Freeport-McMoRan Copper &

the U.S. Treasury or U.S.

Gold, Inc.†

197,388 $

23,131,900

Government Agencies

Newmont Mining Corp.†

308,472

16,089,899

Barrick Gold Corp.†

347,254

15,800,057

Lehman Brothers Holdings, Inc.

Goldcorp, Inc.†

334,639

15,450,283

issued 06/30/08 at 0.25% due

Yamana Gold, Inc.†

772,877

12,783,386

07/01/08

$

860,930 $

__________

860,930

Agnico-Eagle Mines Ltd.†

149,643

11,128,950

Total Repurchase Agreements

Kinross Gold Corp.†

373,708

8,823,246

(Cost $860,930)

__________

860,930

Gold Fields Ltd. — SP ADR

610,332

7,720,700

Total Investments 142.1%

AngloGold Ashanti Ltd. — SP

(Cost $167,657,212)

$

274,655,476

_____________

ADR†

206,961

7,024,256

Silver Wheaton Corp.*†

435,827

6,384,865

Liabilities in Excess of Other

Cia de Minas Buenaventura SA

Assets – (42.1)%

$

(81,380,266)

_____________

— SP ADR

94,688

6,189,754

Net Assets – 100.0%

$

193,275,210

Harmony Gold Mining Co. Ltd.

*

Non-Income Producing Security.

— SP ADR*†

495,115

6,065,159

†

All or a portion of this security is on loan at June 30,

Pan American Silver Corp.*†

172,877

5,978,087

2008.

Randgold Resources Ltd. — SP

ADR – American Depository Receipt.

ADR

110,213

5,089,636

Silver Standard Resources,

Inc.*†

176,672

5,061,653

Coeur d'Alene Mines Corp.*†

1,735,132

5,031,883

Hecla Mining Co.*†

486,163

4,501,869

Eldorado Gold Corp.*

512,617

4,434,137

Royal Gold, Inc.†

138,216

4,334,454

Stillwater Mining Co.*†

339,424

4,015,386

Novagold Resources, Inc.*†

473,270

3,525,861

Iamgold Corp.

519,934

3,145,601

Golden Star Resources Ltd.*†

1,137,977

3,061,158

Northgate Minerals Corp.*

950,499

2,613,872

US Gold Corp.*†

952,210

2,209,127

Apex Silver Mines Ltd.*†

389,602

__________

1,912,946

Total Common Stocks

(Cost $84,509,861)

191,508,125

__________

SECURITIES LENDING COLLATERAL 42.6%

Mount Vernon Securities

Lending Trust Prime Portfolio

82,286,421

__________

82,286,421

Total Securities Lending Collateral

(Cost $82,286,421)

__________

82,286,421

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